UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2011

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA		02116
(Address of principal executive offices)		(Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote by Security Holders.

Atlantic Power Corporation (the “Corporation”) held its 2011 annual meeting of shareholders on June 24, 2011. At the annual meeting, the shareholders of the Corporation voted on the following proposals, casting their votes as described below:

•                              Proposal to set the number of directors of the Corporation at six:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,678,522	783,864	0	3

•                              Proposal to elect to the board of directors each of the nominees listed below:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Irving Gerstein	16,948,810	503,790	0	20,009,789
Kenneth Hartwick	17,096,485	356,113	0	20,009,791
John McNeil	17,080,823	371,777	0	20,009,789
R. Foster Duncan	17,044,950	407,650	0	20,009,789
Holli Nichols	17,044,074	408,525	0	20,009,790
Barry Welch	17,155,642	296,957	0	20,009,790

•                              Proposal to appoint KPMG LLP as auditors of the Corporation and to authorize the board of directors to fix the auditor’s remuneration:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,005,303	456,785	300	1

•                              Non-binding, advisory vote on the approval of named executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,963,185	1,488,613	801	20,009,790

•                              Non-binding, advisory vote on holding the advisory vote on named executive compensation for a frequency of one (1) year:

Votes For	Votes Against	Abstain	Broker Non-Votes
15,847,809	1,604,786	0	20,009,794

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: August 2, 2011	By:	/S/ Barry E. Welch
Name: Barry E. Welch
Title: President and Chief Executive Officer